UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2007

NUSTAR ENERGY L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation		Identification No.)

2330 N. Loop 1604 West
San Antonio, Texas	78248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

Non-employee Directors

The Board of Directors of NuStar GP, LLC, the general partner of Riverwalk Logistics, L.P., the general partner of NuStar Energy L.P., upon the recommendation of the Compensation Committee of the Board increased the annual retainer fee paid to the directors to $35,000 and increased the annual grant of restricted units of NuStar Energy L.P. to $40,000. No other changes were made to the compensation arrangements described in NuStar Energy L.P.’s Annual Report on Form 10-K for the year ended December 31, 2006. The changes were made retroactively effective to July 1, 2007. In accordance with past practice, the annual retainer is paid in monthly installments and the restricted units are granted three business days after NuStar Energy L.P.’s third quarter earnings release.

Named Executive Officers.

The Compensation Committee granted a 4% increase in the annual base salaries of NuStar GP, LLC’s named executive officers to the following amounts:

Curtis V. Anastasio	$436,800
Bradley C. Barron	234,000
Steven A. Blank	318,032
James R. Bluntzer	251,680
Mary F. Morgan	284,440

These changes were made retroactively effective to July 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

By:	Riverwalk Logistics, L.P. its general partner

	By:	NuStar GP, LLC its general partner

Date: August 21, 2007	By:	/s/Amy L. Perry
	Name:	Amy L. Perry
	Title:	Assistant Secretary